EXHIBIT 10.55

December 14, 2009

American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741

Gentlemen:

This letter confirms that Gateway Bank & Trust (the “Lender”) has agreed to, and hereby does, irrevocably waive any default or event of default, as well as any right to cease making loan advances or disbursing loan proceeds, arising from or in connection with the death of Michael A. Richardson on November 20, 2009, under any instrument, agreement or document evidencing, securing, guarantying or otherwise relating to any indebtedness of American Consumers, Inc., a Georgia corporation doing business as Shop Rite (the “Borrower”) to Lender, under:

•	any term loans, revolving credit loans or other loans made, or agreed to be made, by Lender in favor of Borrower;

•	any agreement or commitment by Lender to issue letters of credit at the request of Borrower; and

•	any other credit facilities or financial accommodations by Lender in favor of Borrower.

By execution of this Letter Agreement below, each of the parties hereby agrees to and accepts the foregoing agreement and waiver of Lender, as of this   14th     day of December, 2009.

Gateway Bank & Trust	American Consumers, Inc.

By: /s/ Shawn Rogers	By:	/s/ Paul R. Cook
Name: Shawn Rogers		Name: Paul R. Cook
Title: Sr. Vice President		Title: Chief Executive Officer